Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (Nos. 333-51556, 333-38886 and 333-25021) and Form S-3 (Nos. 333-39698, 333-32914, 333-92675, 333-81399 and 333-60125) of Aastrom Biosciences, Inc. of our report dated August 10, 2001, except for Note 9, which is as of September 5, 2001 relating to the financial statements, which appears in this Form 10-K.

Pri	cewaterhouseCoopers LLP

Mi	nneapolis, Minnesota
Sep	tember 11, 2001